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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                         DATE OF REPORT: MARCH 13, 2000

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                       HUNTINGTON BANCSHARES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   Maryland                          0-2525                     31-0724920
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(STATE OR OTHER               (COMMISSION FILE NO.)           (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

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                                Huntington Center
                              41 South High Street
                              Columbus, Ohio 43287
                                 (614) 480-8300
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

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ITEM  5.  OTHER EVENTS.

UPDATE OF REGULATORY MATTERS

         Effective as of March 13, 2000, the Board of Governors of the Federal Reserve System (the "Federal Reserve") determined that Huntington Bancshares Incorporated ("HBI") had made an effective election to become a financial holding company. Title I of the Gramm-Leach-Bliley Act (the "GLBA"), which took effect on March 11, 2000, amended Section 4 of the Bank Holding Company Act of 1956 (the "BHC Act") to permit a bank holding company that qualifies as a financial holding company to engage, pursuant to new Section 4(k) of the BHC Act, in a broader range of financial activities, including insurance underwriting, securities underwriting and dealing, and merchant banking activities, than may be engaged in by bank holding companies and non-U.S. banks that do not qualify as financial holding companies.

                  In order for a bank holding company to become a financial holding company all of its depository institution subsidiaries must be "well capitalized". A depository institution is "well capitalized" if it has a tier 1 risk-based capital ratio of at least 6%, a total risk-based capital ratio of at least 10%, a leverage ratio of at least 5%, and it is not subject to any formal supervisory action. In addition, all of the depository institution subsidiaries of the bank holding company must be "well managed". A depository institution is "well managed" if it has received a satisfactory rating in its most recent supervisory examination or subsequent review and at least a "satisfactory" rating for management, if such a rating is given. Finally, all of the bank holding company's subsidiary insured depository institutions must have received ratings of "satisfactory" or better in their most recent examinations for compliance with the Community Reinvestment Act of 1977 ("CRA"). Depository institutions acquired by the financial holding company within twelve months prior to the date on which the election is filed will be excluded from this test even if they have less than a satisfactory CRA rating as long as the financial holding company has submitted a plan to the applicable Federal banking agency to improve the acquired depository institution's CRA rating and the Federal banking agency has accepted such plan.

                  GLBA requires the depository institution subsidiaries of a financial holding company to continue to meet the well capitalized and well managed tests in order to continue engaging in the full range of financial and incidental activities permitted by GLBA. If the Federal Reserve determines that a financial holding company (other than one that engages only in the non-banking activities currently permitted by Section 4(c)(8) of the BHC Act) no longer satisfies the well capitalized and well managed tests, it will be required to enter into an agreement within 45 days with the Federal Reserve to correct these conditions. If the conditions are not corrected within 180 days after the Federal Reserve first notified the financial holding company of its failure to meet the well capitalized or well managed tests, the Federal Reserve may require the financial holding company to either divest any depository institution subsidiaries it controls or cease to engage in any financial or incidental activity that is not permissible for bank holding companies under Section 4(c)(8) of the BHC Act. GLBA permits the financial holding company to elect which of the two alternative courses of action it will pursue, and also permits the Federal Reserve to extend the 180 day cure period indefinitely if the Federal Reserve in its discretion determines such extensions to be appropriate.
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                  In addition, GLBA provides that a financial holding company may not commence any new financial activity or activity incidental thereto, or acquire any company engaged in such financial or incidental activities (other than investments made in connection with certain previously commenced merchant banking and insurance company portfolio investment activities), if any insured depository institution subsidiary of such financial holding company has received a rating of less than satisfactory in its last CRA examination. A similar restriction applies to insured depository institutions that conduct financial activities and activities incidental thereto through financial subsidiaries in the event such institution receives less than a satisfactory CRA examination rating.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HUNTINGTON BANCSHARES INCORPORATED

Date:  March 27, 2000             By:   /s/ Anne Creek
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                                       Anne Creek, Executive Vice President and
                                         Chief Financial Officer